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                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Financial Bancorp 1999 Stock Incentive Plan for Officers and Employees (6,000,000 shares) and the First Financial Bancorp 1999 Stock Option Plan for Non-Employee Directors (500,000 shares), of our report dated January 15, 1999, with respect to the consolidated financial statements of First Financial Bancorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                     ERNST & YOUNG LLP


September 9, 1999
Cincinnati, Ohio